Exhibit 99.2

Corporate Headquarters: 1475 South Bascom Avenue, Suite 101, Campbell, CA  95008

Effren Appointed to Board of Directors of Westinghouse Solar and Resigns as President

Company reaffirms over 50% sequential revenue growth in fourth quarter

CAMPBELL, Calif., Dec. 30, 2010 -- Akeena Solar, Inc. d/b/a Westinghouse Solar, (Nasdaq:WEST), a manufacturer and distributor of solar power systems, today announced that Gary Effren has been appointed to the Board of Directors.  Mr. Effren resigned as President, effective immediately, and will remain at the company to provide transitional assistance until the end of February 2011.

“Gary has been a great business partner to me and we are delighted that we will continue to benefit from his experience and leadership.  His sound business judgment during our transition to a national distribution company has positioned us to reach profitability more quickly at a lower revenue level,” said Barry Cinnamon, Chief Executive Officer of Westinghouse Solar.

Mr. Effren commented, “I am grateful for the opportunity to continue to work with our outstanding Westinghouse Solar team, and I look forward to contributing as a member of the Board.   I am proud to have been a part of the transition of the company and believe the Westinghouse Solar technology and brand can be a powerful combination in today’s solar market.”

Mr. Cinnamon added, “As we mentioned in our update release on December 15th, we continue to see positive signs that the distribution business should prove to be as scalable as we anticipated when we made the decision to exit the installation business.  We will continue to add distribution partners to leverage our sales and work with our suppliers to reduce our costs.  Business has been strong this quarter, and we are confident that we will see sequential revenue growth for our distribution business of more than 50% in the fourth quarter of 2010 as compared to the third quarter.”

About Akeena Solar, Inc. d/b/a Westinghouse Solar (Nasdaq:WEST)

Westinghouse Solar is a manufacturer and distributor of solar power systems. Award winning Westinghouse Solar Power Systems provide a leading combination of safety, performance and reliability, while backed by the proven quality of the Westinghouse name. For more information on Westinghouse Solar, visit www.westinghousesolar.com.

The Westinghouse Solar logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7801

Safe Harbor

Statements made in this release that are not historical in nature, including those related to future revenue, revenue growth, operating expense rates and cost reductions, and product offerings in future periods, constitute forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as "expects," "projects," "plans," "will," "may," "anticipates," believes," "should," "intends," "estimates," and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified, and our actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks associated with the inherent uncertainty of future financial results, additional capital financing requirements, development of new products by us or our competitors, the effectiveness, profitability, and marketability of such products, our ability to protect proprietary rights and information, the impact of current, pending, or future legislation, regulation and incentive programs on the solar power industry, the impact of competitive products or pricing, technological changes, our ability to identify and successfully acquire and grow distribution customers, and the effect of general economic and business conditions. All forward-looking statements included in this release are made as of the date of this press release, and Akeena Solar assumes no obligation to update any such forward-looking statements.

Contact:

Westinghouse Solar
Barry Cinnamon, Chief Executive Officer
(408) 402-9400
bcinnamon@westinghousesolar.com